
<ARTICLE>                                           UT
<LEGEND>
                              This schedule contains summary financial
                              information extracted from Oglethorpe Power
                              Corporation's balance sheet as of March 31, 2000
                              and related statements of revenues
                              and expenses and cash flows for the period ended
                              March 31, 2000 and is qualified in its entirety
                              by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                                   1,000
<CURRENCY>                                     US

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-2000
<PERIOD-END>                                   MAR-31-2000
<EXCHANGE-RATE>                                1
<BOOK-VALUE>                                   PER-BOOK<F1>
<TOTAL-NET-UTILITY-PLANT>                      3,303,728
<OTHER-PROPERTY-AND-INVEST>                    250,386
<TOTAL-CURRENT-ASSETS>                         591,385
<TOTAL-DEFERRED-CHARGES>                       367,166
<OTHER-ASSETS>                                 0
<TOTAL-ASSETS>                                 4,512,665
<COMMON>                                       0
<CAPITAL-SURPLUS-PAID-IN>                      0
<RETAINED-EARNINGS>                            379,387
<TOTAL-COMMON-STOCKHOLDERS-EQ>                 0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<LONG-TERM-DEBT-NET>                           3,062,376
<SHORT-TERM-NOTES>                             0
<LONG-TERM-NOTES-PAYABLE>                      0
<COMMERCIAL-PAPER-OBLIGATIONS>                 130,253
<LONG-TERM-DEBT-CURRENT-PORT>                  101,562
<PREFERRED-STOCK-CURRENT>                      0
<CAPITAL-LEASE-OBLIGATIONS>                    273,280
<LEASES-CURRENT>                               8,561
<OTHER-ITEMS-CAPITAL-AND-LIAB>                 557,246
<TOT-CAPITALIZATION-AND-LIAB>                  4,512,665
<GROSS-OPERATING-REVENUE>                      274,882
<INCOME-TAX-EXPENSE>                           0
<OTHER-OPERATING-EXPENSES>                     213,355
<TOTAL-OPERATING-EXPENSES>                     213,355
<OPERATING-INCOME-LOSS>                        61,527
<OTHER-INCOME-NET>                             12,638
<INCOME-BEFORE-INTEREST-EXPEN>                 74,165
<TOTAL-INTEREST-EXPENSE>                       64,977
<NET-INCOME>                                   9,188
<PREFERRED-STOCK-DIVIDENDS>                    0
<EARNINGS-AVAILABLE-FOR-COMM>                  0
<COMMON-STOCK-DIVIDENDS>                       0
<TOTAL-INTEREST-ON-BONDS>                      34,292
<CASH-FLOW-OPERATIONS>                         20,706
<EPS-BASIC>                                    0
<EPS-DILUTED>                                  0

           $379,387 represents total retained patronage capital. The registrant is a membership corporation and has no authorized or outstanding equity securities.


